EXHIBIT 99.3

Numa Luling, LLC

(An Exploration Stage Company)

Financial Statements

December 31, 2011 and 2010

Numa Luling, LLC

(An Exploration Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board and Shareholders

Rio Bravo Oil, Inc.

We have audited the accompanying balance sheets of Numa Luling, LLC as of December 31, 2011 and 2010, and the related statements of operations, changes in members' equity and cash flows for the years then ended and the period from Inception March 24, 2010 through December 31, 2011. Rio Bravo Oil, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Numa Luling, LLC as of December 31, 2011 and 2010, and the results of its operations, changes in members’ equity and its cash flows for the years then ended and the period from Inception March 24, 2010 through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

L J Soldinger Associates LLC

Deer Park, Illinois

August 17, 2012

F-1

NUMA LULING, LLC

(An Exploration Stage Company)

BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	December 31,
	2011	2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,418	$21,264
Prepaid operator credit	199,267	61,739
TOTAL CURRENT ASSETS	201,685	83,003
PROPERTY AND EQUIPMENT
Unproved oil and gas properties		1,005,313
Proved oil and gas properties	1,005,313
Furniture, fixtures and equipment	515,053	502,173
Accumulated depreciation	(108,528)	(35,869)
	1,411,838	1,471,617

TOTAL ASSETS	$1,613,523	$1,554,620

LIABILITIES AND MEMBERS’ EQUITY

NON CURRENT LIABILITIES
Asset retirement obligation	5,968	5,526

TOTAL LIABILITIES	5,968	5,526

Commitments and contingencies

MEMBERS’ EQUITY	1,607,555	1,549,094
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,613,523	$1,554,620

See accompanying notes.

F-2

NUMA LULING, LLC

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011 AND 2010

			From Inception on March 24, 2010 through
	December 31,	December 31,	December 31,
	2011	2010	2011

REVENUE
Revenue from sale of oil and gas	$-	$-	-
Total revenue	-	-	-

OPERATING EXPENSES:
Lease operating and work over expense	97,547	66,282	163,829
Depreciation	72,659	35,869	108,528
General and administrative	5,093	30,581	35,674
Impairment of oil and gas interests	(39,371)	1,332,021	1,292,650
Total operating expenses	135,928	1,464,753	1,600,681

LOSS FROM OPERATIONS	(135,928)	(1,464,753)	(1,600,681)

OTHER INCOME AND EXPENSE
Interest income	-	-	-
Interest expense	(442)	(213)	(655)
Total other income	(442)	(213)	(655)

NET LOSS	$(136,370)	$(1,464,966)	(1,601,336)

See accompanying notes.

F-3

NUMA LULING, LLC

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2011 AND 2010

			From Inception on March 24, 2010 through
	December 31,	December 31,	December 31,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITES
Net loss	$(136,370)	$(1,464,966)	$(1,601,336)
Adjustments to reconcile net loss to cash used in operations
Depreciation	72,659	35,869	108,528
Non cash interest expense	442	213	655
Impairment of oil and gas property	-	1,332,021	1,332,021

Net cash used by operations	(63,269)	(96,863)	(160,132)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(12,880)	(2,834,194)	(2,847,074)
Pre-funded capital expenditures	(137,528)	(61,739)	(199,267)

Cash flow used in investing activities	(150,408)	(2,895,933)	(3,046,341)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to members	-	(361,391)	(361,391)
Contributions from members	194,831	3,375,451	3,570,282

Cash provided by financing activities	194,831	3,014,060	3,208,891

Increase/(decrease) in cash and cash equivalents	(18,846)	21,264	2,418
Cash and cash equivalents, at inception of operations	21,264	-	21,264
Cash and cash equivalents, end of year	$2,418	$21,264	23,682

Cash paid for interest	-	-	-
Cash paid for income taxes	-	-	-

See accompanying notes.

F-4

NUMA LULING LLC

(An Exploration Stage Company)

STATEMENTS OF CHANGES IN MEMBERS' EQUITY

YEAR ENDED DECEMBER 31, 2011 AND 2010

Members’ Equity, inception	$-

Contributions by members	3,375,451
Member distributions	(361,391)
Net loss	(1,464,966)

Members’ equity, December 31, 2010	$1,549,094

Contributions by members	194,831
Net loss	(136,370)

Members’ equity, December 31, 2011	$1,607,555

See accompanying notes.

F-5

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

These financial statements include the accounts of Numa Luling, LLC (the “Company”), a Texas limited Liability Corporation, which was formed in March 2010, and based in Austin, Texas. The Company is engaged in the business of investing in oil and gas properties in Bastrop, Caldwell and Guadalupe counties in Texas. The Company is a passive investor and does not operate these properties.

In the years ended December 31, 2011 and 2010, the Company’s leasehold interests held no productive wells and it incurred a net loss of $136,370 and $1,464,966, respectively. At December 31, 2011 and 2010 the Company had unrestricted cash and cash equivalents available for general corporate use of $2,418 and $21,264, respectively. In 2011 and 2010 the Company experienced a net cash outflow from operations of approximately $63,000 and $97,000, respectively. We currently do not have sufficient cash on hand to support our operations through to the end of 2012. In order to fund our planned capital expenditure program and to continue our operations, we need to raise substantial funds. As noted elsewhere we are pursuing raising additional funds through private placements of our equity or debt securities. As a result the Company may have to delay or suspend its capital expenditure plans and possibly make cutbacks in its operations. There are no assurances the Company could raise additional sources of equity financing or debt financing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the stratification of liabilities in the normal course of business.

Use of Estimates

The preparation of the Company’s financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, and estimates of future development, dismantlement and abandonment costs. Certain of these estimates require assumptions regarding future costs and expenses and future production rates. Actual results could differ from those estimates.

The Company’s revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond the Company’s control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

F-6

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploration and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturity of less than 90 days to be cash equivalents.

Furniture, Fixtures & Equipment

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the assets’ estimated useful lives. Principal useful lives are as follows:

Oil field equipment	7 years

Normal maintenance and repairs for property and equipment are charged to expense as incurred, while significant improvements are capitalized.

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the Accounting Standards Codificationtm (the “Codification”) implemented by the Financial Accounting Standards Board (the “FASB”), the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the asset.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized on a country-by-country basis into an individual country “cost pool.” No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs are transferred to the proved oil and natural gas properties cost pool using full cost accounting.

F-7

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. Prices are determined using a simple arithmetic average of the first day of each month during the current period. The net book value is compared to the Ceiling Limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves (both developed and undeveloped) of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods. The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, and is amortized to the full cost pool over an average holding period.

As of December 31, 2011 and 2010 and for the periods then ended, the Company operated only in the United States.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

F-8

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2011 and 2010, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax. Based on this, the Company has not recorded any current or deferred income taxes for the years ended December 31, 2011 and 2010.

Asset Retirement Obligations

The Company provides for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized on a straight line 15 year basis. The obligation is accreted through interest expense until it is expensed and/or settled. The fair value of the obligation is estimated based on recent operations in the area and is then accreted using an expected inflation rate for oil field service costs. The Company recognizes revisions to either the timing or amount of the original estimate as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average cost to remediate individual well sites: $4,000 - $7,000 (net to our interest)

Average gross salvage value expected from individual well sites remediated: $0 (net)

Expected inflation rate for oil field service costs: 5%

Risk weighted cost of credit: 8%

Average time to abandonment: 20 years

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

	2011	2010

Beginning balance	$5,526	$-
Liabilities incurred	-	5,313
Liabilities settled	-	-
Accretion expense	442	213
Balance at December 31	$5,968	$5,526

F-9

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Accretion expense is recorded as interest expense in the financial statements.

Concentrations

Upon acquisition of oil and gas field interests, the Company also becomes party to joint operating agreements (“JOA’s”) that define the rights and responsibilities of third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain undeveloped acreage.

Concentrations of Market Risk

The future results of the Company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

The Company operates in the exploration, development and production sector of the oil and gas industry. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil and natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company’s results of operations over the long-term.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ("exit price"). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

F-10

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	Fair Value	Level 1	Level 2	Level 3
Asset retirement obligation	$ 5,968	--	--	$ 5,968

Recent Accounting Pronouncements

In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC’s final rule, Modernization of the Oil and Gas Reporting Requirements. The final rule was issued on December 31, 2008. The final rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate value of oil and natural gas companies.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures About Fair Value Measurements” (“ASU 201 0-06”). ASU 2010-06 includes new disclosures related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim period within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company’s financial statements.

In December 2010, the FASB issued an accounting standard update 2010-29 that addresses the disclosure of supplementary pro forma information for business combinations. This update clarifies that when public entities are required to disclose pro forma information for business combinations that occurred in the current reporting period, the pro forma information should be presented as if the business combination occurred as of the beginning of the previous fiscal year when comparative financial statements are presented. This update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company expects the adoption of this standard will not have a material effect on its results of operation or its financial position.

F-11

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT

OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of December 31,

	2011	2010

Proved properties	$1,005,313	$-
Unproved properties	-	1,005,313
	-	-
Accumulated depletion, depreciation and impairment	-	-
	$1,005,313	$1,005,313

Luling Edwards Field– Caldwell and Guadalupe County, Texas

This field consists of approximately 4,500 gross acres (2,143 acres net). The original acquisition price of this property by the members of the Company was $1,000,000 and the Company acquired an approximate 25% working interest and 18.75% net revenue interest in the leases on the field. In addition, the Company was required to carry an additional 8.333% working interest and its net revenue interest is subject to a 25% overriding royalty interest. At the time the leaseholds were acquired, no wells had yet been drilled. In March 2010, the first exploratory well program was commenced, which consisted of three horizontal wells and one salt water disposal well. All three horizontal wells were found to be dry holes. The third party operator and the Company consulted with engineers and other professionals who have been involved in successful programs on adjacent properties and they indicated that the drilling locations were not optimal in relation to the producing structures on the field. The Company determined that as of December 31, 2010 the wells drilled were to be abandoned and fully impaired the unrecoverable costs, which amounted to $1,332,021. The operator salvaged certain equipment to be used in the updated 2011 drilling program that would incorporate the information provided by the engineers. At December 31, 2011 and 2010 those costs have been transferred to furniture, fixtures and equipment.

In 2011 the third party operator for the field contracted with a consulting company to renegotiate certain costs charged by subcontractors on the 2010 drilling program. The third party operator and its consulting company were successful in renegotiating with several subcontractors on the 2010 drilling program, which resulted in an increase to the Company’s prepaid drilling credit from the third party operator of approximately $210,000 in drilling, equipment and leasehold costs offset by approximately $42,000 charged for the consultant’s fees. The reductions in drilling costs are reflected as a credit balance in the impairment line on the statement of operations for 2011.

F-12

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - FURNITURE, FIXTURES AND EQUIPMENT

	2011	2010

Equipment from Luling exploration	$515,053	$502,173
Accumulated depreciation	(108,528)	(35,869)
	$406,525	$466,304

Depreciation expense for the year ended December 31, 2011 and 2010 was $72,659 and $35,869, respectively.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

The Company is a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the properties; instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

F-13

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Title to Properties

The Company’s practice has been to acquire or have its members contribute ownership or leasehold rights to oil and natural gas properties from third parties. The Company’s existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of oil or gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the oil and gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

Potential Loss of Oil and Gas Interests/Cash Calls

The Company has agreed to be bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

NOTE 6 - NON CASH DISCLOSURES NOT MADE ELSEWHERE

The Company recorded asset retirement obligations of $5,968 for the Luling Edwards Fields.

NOTE 7 - SUBSEQUENT EVENTS

In November 2011, the Company entered into a purchase and sale agreement with Pan American Oil Company, LLC in which it agreed to sell in its entirety the Company’s interests, rights and title to all of its oil & gas leaseholds. This agreement was later amended and consummated in the first week of June 2012, with Rio Bravo Oil, Inc. as purchaser (the then parent company of Pan American Oil Company, LLC). The Company received consideration of 3,250,000 shares of Series B Preferred stock in Rio Bravo Oil, Inc., which were valued at approximately $3.467 million at the time they were issued.

F-14

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (unaudited)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (unaudited)

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at December 31, 2011. The Company had no proved reserves as of December 31, 2010.

Net proved Developed and Undeveloped Reserves (in millions of cubic feet “MMCF”) of natural gas and (thousands of barrels “Mbbl”) of oil:

	Natural Gas	Oil
	(unaudited)	(unaudited)
Inception	-	-
Purchase of properties	-	-
Revisions of previous estimates	341	-
Extension, discoveries, other estimates	-	-
Production	-	-
Disposition of properties	-	-
December 31, 2011	341	-

F-15

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Net proved oil and gas reserves consisted of the following at December 31, 2011 and 2010:

	Natural Gas	Oil
	Volumes	Volumes
	MMCF	Mbbl
	(unaudited)	(unaudited)
Proved developed producing	-	-
Proved undeveloped	341	-
Total proven	341	-

Results of operations for oil and gas producing activities for the year ended December 31, 2011 and 2010.

	2011	2010

Revenue	$-	$-
Operating expenses (lifting costs and workover expenses)	97,547	66,282
Depletion and depreciation	-	-
Impairment of oil and gas properties	(39,391)	1,332,021
Operating loss	58,156	1,398,303
Income tax provision	-	-
Results of operations for oil and gas properties	$58,156	$1,398,303

Cost incurred/(recovered) for oil and gas property acquisition, exploration and development:

Activities	2011	2010

Property acquisition
Unproved	$-	$1,000,000
Proved	-	-
Exploration(1)	(26,491)	1,839,507
Development	-	-
		-
Total costs incurred/(recovered)	$(26,491)	$2.839.507

(1)	This includes recovery of $39,371 in 2011 plus additional costs transferred to Property Plan and Equipment of $12,880 in 2011 and costs from the asset retirement obligation of $5,313, costs impaired of $1,332,021 and the transfer of $502,173 to Property Plant and Equipment.

F-16

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

	December 31,
	2011	2010
	(unaudited)	(unaudited)

Proved	$1,005,313	$-
Unproved	-	1,005,313
Total capitalized costs	1,005,313	1,005,313
Accumulated depletion, depreciation and impairment	-	-

Net capitalized costs	$1,005,313	$1,005,313

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES — (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company’s engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses have been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

F-17

NUMA LULING LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

	December 31,
	2011	2010
	(in thousands)	(in thousands)
	(unaudited)	(unaudited)

Future cash inflows	$30,730	$-
Less related future:
Production costs	3,951	-
Development costs	2,500	-
Future net cash flows before income taxes	24,279	-
Future income taxes	-	-
Future net cash flows	24,279	-
10% annual discount for estimating timing of cash flows	(8,336)	-

Standardized measure of discounted future net cash flows	$15,943	$-

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

December 31,
	2011	2010
	(in thousands)	(in thousands)
	(unaudited)	(unaudited)
Net changes in sales and transfer prices and in production
(lifting) costs related to future production	$-	$-
Changes in estimated future development costs	-	-
Sales and transfers of oil and gas produced during the period	-	-
Net change due to extensions, discoveries and improved
recovery	-	-
Net change due to purchases and sales of minerals in place	-	-
Net change due to revisions in quantity estimates	15,943	-
Previously estimated development costs incurred during the
period	-	-
Accretion of discount	-	-
Other – unspecified	-	-
Net change in income taxes	-	-

Aggregate change in the standardized measure of discounted
net cash flows for the year	$15,943	$-

F-18